Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Jason Fredette, Director, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces First Quarter 2015 Results

Normalized FFO Per Share Increases 9% Year Over Year to $0.58

Newton, MA (April 30, 2015): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter ended March 31, 2015.

GOV’s President and Chief Operating Officer, David Blackman, made the following statement:

“Government Properties Income Trust generated a solid increase in normalized funds from operations for the first quarter of 2015 thanks in large part to our 2014 property acquisitions and our investment in Select Income REIT.”

Results for the Quarter Ended March 31, 2015:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2015 were $40.8 million, or $0.58 per basic and diluted share, compared to Normalized FFO for the quarter ended March 31, 2014 of $28.8 million, or $0.53 per basic and diluted share. The increase in Normalized FFO per share this quarter was primarily the result of GOV’s 2014 property acquisitions and its investment in Select Income REIT (NYSE: SIR).

Net loss was $33.4 million, or $0.47 per basic and diluted share, for the quarter ended March 31, 2015, compared to net income of $15.2 million, or $0.28 per basic and diluted share, for the quarter ended March 31, 2014. The net loss for the quarter ended March 31, 2015 includes a non-cash loss of $40.8 million, or $0.58 per basic and diluted share, relating to the issuance of shares by an equity investee. The weighted average number of basic and diluted common shares outstanding was 70.3 million for the quarter ended March 31, 2015, and 54.6 million and 54.7 million, respectively, for the quarter ended March 31, 2014.

Reconciliations of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2015 and 2014 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended March 31, 2015, GOV entered into new and renewal leases for 82,978 rentable square feet at weighted (by rentable square feet) average rental rates that were 6.2% below prior rents for the same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Leasing capital commitments for new and renewal leases entered into during the quarter ended March 31, 2015 were $2.2 million, or $3.59 per square foot per lease year.

As of March 31, 2015, 94.8% of GOV’s rentable square feet at properties in continuing operations was leased. This compares with 94.9% as of December 31, 2014 and 95.1% as of March 31, 2014.

Occupancy for properties owned continuously since January 1, 2014 (or same property) was 94.5% as of March 31, 2015, which compares with 94.9% as of March 31, 2014. Same property cash basis net operating income, or Cash Basis NOI, decreased 0.1% for the quarter ended March 31, 2015 compared to the same period in 2014.

Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income (loss) determined in accordance with GAAP for the quarters ended March 31, 2015 and 2014 appear later in this press release.

Increase in Select Income REIT (SIR) Investment:

As previously disclosed, in March 2015, GOV purchased an additional 3,418,421 common shares of SIR for a purchase price of approximately $95.2 million, before acquisition related costs. As of March 31, 2015, GOV owned approximately 28.2% of the outstanding SIR common shares.

Recent Property Sales Activities:

As previously disclosed, in February 2015, one of GOV’s U.S. Government tenants exercised its option to acquire the office property it leased from GOV located in Riverdale, MD with 337,500 rentable square feet.  The sales price was $30.6 million, excluding closing costs.

As previously disclosed, in April 2014, GOV entered into an agreement to sell an office property located in Falls Church, VA with 164,746 rentable square feet. This sale is subject to conditions, including the purchaser obtaining certain zoning entitlements.

Conference Call:

On Thursday, April 30, 2015, at 1:00 p.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Treasurer and Chief Financial Officer, Mark Kleifges, will host a conference call to discuss GOV’s first quarter 2015 results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, May 7, 2015. To hear the replay, dial (412) 317-0088. The replay pass code is 10063886. A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s first quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s First Quarter 2015 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants. GOV is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. GOV’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

GOV HAS ENTERED INTO AN AGREEMENT TO SELL ONE PROPERTY LOCATED IN FALLS CHURCH, VA. THIS TRANSACTION IS SUBJECT TO CONDITIONS, INCLUDING THE PURCHASER OBTAINING CERTAIN ZONING ENTITLEMENTS, AND THESE CONDITIONS MAY NOT BE MET. AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014

Rental income	$62,659	$59,820

Expenses:
Real estate taxes	7,410	6,812
Utility expenses	4,571	5,696
Other operating expenses	12,210	11,041
Depreciation and amortization	17,215	15,427
Acquisition related costs	6	509
General and administrative	4,004	3,097
Total expenses	45,416	42,582

Operating income	17,243	17,238
Interest and other income	12	50
Interest expense (including net amortization of debt premiums and discounts and deferred financing fees of $332 and $330, respectively)	(9,302)	(4,527)
Income from continuing operations before income taxes and equity in earnings (losses) of investees	7,953	12,761
Income tax expense	(30)	(22)
Loss on issuance of shares by an equity investee	(40,771)	—
Equity in earnings (losses) of investees	(316)	(97)
Income (loss) from continuing operations	(33,164)	12,642
Income (loss) from discontinued operations	(206)	2,548
Net income (loss)	$(33,370)	$15,190

Weighted average common shares outstanding (basic)	70,266	54,639
Weighted average common shares outstanding (diluted)	70,266	54,725

Per common share amounts (basic and diluted):
Income (loss) from continuing operations	$(0.47)	$0.23
Income (loss) from discontinued operations	$—	$0.05
Net income (loss)	$(0.47)	$0.28

Government Properties Income Trust

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income (loss)	$(33,370)	$15,190
Plus: depreciation and amortization	17,215	15,427
Plus: FFO attributable to SIR investment	8,894	—
Plus: equity in losses of SIR	388	—
Less: increase in carrying value of asset held for sale	—	(2,344)
FFO	(6,873)	28,273
Plus: acquisition related costs	6	509
Plus: loss on issuance of shares by an equity investee	40,771	—
Plus: normalized FFO attributable to SIR investment	15,779	—
Less: FFO attributable to SIR investment	(8,894)	—
Normalized FFO	$40,789	$28,782

Weighted average common shares outstanding (basic)	70,266	54,639
Weighted average common shares outstanding (diluted)	70,266	54,725

Per common share amounts (basic and diluted):
FFO per common share	$(0.10)	$0.52
Normalized FFO per common share	$0.58	$0.53

(1)         GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings (losses) of an equity investee  but excluding impairment charges on real estate assets, carrying value adjustments of real estate assets held for sale, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in SIR, includes business management incentive fees, if any, only in the fourth quarter versus the quarter they are recognized as expense in accordance with GAAP and excludes acquisition related costs and loss on issuance of shares by an equity investee. GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), operating income and cash flow from operating activities. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV’s status as a REIT, limitations in GOV’s credit agreement and public debt covenants, the availability of debt and equity capital, GOV’s expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’S expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

Government Properties Income Trust

Calculation and Reconciliation of Property Net Operating Income (NOI) and Cash Basis NOI(1)

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Calculation of Consolidated NOI and Consolidated Cash Basis NOI(2):
Rental income	$62,659	$59,820
Operating expenses	(24,191)	(23,549)
Consolidated property net operating income (NOI)	38,468	36,271
Non-cash straight line rent adjustments included in rental income	(663)	(1,142)
Lease value amortization included in rental income	278	190
Consolidated cash basis NOI	$38,083	$35,319

Reconciliation of Consolidated NOI and Consolidated Cash Basis NOI to Net Income (Loss):
Consolidated cash basis NOI	$38,083	$35,319
Non-cash straight line rent adjustments included in rental income	663	1,142
Lease value amortization included in rental income	(278)	(190)
Consolidated NOI	38,468	36,271
Depreciation and amortization	(17,215)	(15,427)
Acquisition related costs	(6)	(509)
General and administrative	(4,004)	(3,097)
Operating income	17,243	17,238
Interest and other income	12	50
Interest expense	(9,302)	(4,527)
Income tax expense	(30)	(22)
Loss on issuance of shares by an equity investee	(40,771)	—
Equity in earnings (losses) of investees	(316)	(97)
Income (loss) from continuing operations	(33,164)	12,642
Income (loss) from discontinued operations	(206)	2,548
Net income (loss)	$(33,370)	$15,190

Reconciliation of Consolidated NOI to Same Property NOI(3):
Rental income	$62,659	$59,820
Operating expenses	(24,191)	(23,549)
Consolidated property NOI	38,468	36,271
Less:
NOI of properties not included in same property results	(4,248)	(1,382)
Same property NOI	$34,220	$34,889

Calculation of Same Property Cash Basis NOI(3):
Same Property NOI	$34,220	$34,889
Less:
Non-cash straight line rent adjustments included in rental income	(522)	(1,140)
Lease value amortization included in rental income	238	218
Same property cash basis NOI	$33,936	$33,967

(1)         The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our properties’ results of operations. GOV calculates NOI on a GAAP and cash basis as shown above. GOV defines NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. GOV defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments and lease value amortization. GOV considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income (loss) because they may help both investors and management to understand the operations of our properties. GOV uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and GOV believes that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than GOV does.

(2)         Excludes properties classified as discontinued operations.

(3)         Based on properties GOV owned as of March 31, 2015, and which were owned continuously since January 1, 2014, excluding properties classified as discontinued operations.

Government Properties Income Trust

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Real estate properties:
Land	$254,008	$254,008
Buildings and improvements	1,430,510	1,428,472
Total real estate properties, gross	1,684,518	1,682,480
Accumulated depreciation	(229,387)	(219,791)
Total real estate properties, net	1,455,131	1,462,689

Equity investment in Select Income REIT	721,281	680,137
Assets of discontinued operations	12,421	13,165
Assets of property held for sale	—	32,797
Acquired real estate leases, net	141,920	150,080
Cash and cash equivalents	9,537	13,791
Restricted cash	3,042	2,280
Rents receivable, net	37,629	36,239
Deferred leasing costs, net	11,553	11,450
Deferred financing costs, net	12,063	12,782
Other assets, net	10,350	12,205
Total assets	$2,414,927	$2,427,615

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$55,000	$—
Unsecured term loans	550,000	550,000
Senior unsecured notes, net of discount	347,563	347,423
Mortgage notes payable, including premiums	186,541	187,694
Liabilities of discontinued operations	211	150
Liabilities of property held for sale	—	343
Accounts payable and accrued expenses	23,944	26,471
Due to related persons	2,362	2,161
Assumed real estate lease obligations, net	15,104	15,924
Total liabilities	1,180,725	1,130,166

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized, 70,359,837 and 70,349,227 shares issued and outstanding, respectively	704	703
Additional paid in capital	1,457,947	1,457,631
Cumulative net income	215,077	248,447
Cumulative other comprehensive income	95	37
Cumulative common distributions	(439,621)	(409,369)
Total shareholders’ equity	1,234,202	1,297,449
Total liabilities and shareholders’ equity	$2,414,927	$2,427,615